Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226422, 333-227692, 333-230869, 333-234511, 333-260520 and 333-265727) and Form F-3 (No. 333-275586) of MorphoSys AG of our report dated March 12, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Munich, Germany
March 13, 2024

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Susanne Riedel                    /s/ Sebastian Stroner
Wirtschaftsprüferin                    Wirtschaftsprüfer
(German Public Auditor)                (German Public Auditor)